Exhibit 99.1

Company Contact: Deborah Abraham

Director, Investor Relations

212-287-8289

WARNACO TO RESTATE FINANCIAL STATEMENTS

FOR FISCAL 2005 AND THE FIRST FISCAL QUARTER OF 2006

--Announces Preliminary Results for Second Fiscal Quarter of 2006--

NEW YORK — August 8, 2006 — The Warnaco Group, Inc. (NASDAQ: WRNC) announced today that the Audit Committee of the Company’s Board of Directors has concluded that the Company will restate its previously reported financial statements for its fiscal year ended December 31, 2005 and first fiscal quarter ended April 1, 2006. In addition, Warnaco announced that it will hold its second quarter fiscal 2006 conference call on Monday, August 14, 2006. Preliminary results for the second quarter of 2006 and additional information about the conference call are provided below under “Second Quarter Information.”

The restatements are required as a result of certain irregularities and errors discovered by the Company during the Company’s second quarter closing review. The irregularities primarily relate to the accounting for certain returns and vendor allowances at its Chaps® menswear division. These matters were reported to the Company’s Audit Committee, which engaged outside counsel, who in turn retained independent forensic accountants, to investigate and report to the Audit Committee. Based on information obtained in that investigation, and also to correct for an error which resulted from the implementation of its new systems infrastructure at its Swimwear Group in the first quarter of fiscal 2006, and certain immaterial errors, the Audit Committee has accepted management’s recommendation that the Company restate its financial statements.

The Company intends to file an amended annual report for the fiscal year ended December 31, 2005 and an amended quarterly report for the quarter ended April 1, 2006 with the Securities and Exchange Commission (the “SEC”). Until these restated financial statements are filed with the SEC, neither the Company’s consolidated financial statements for the fiscal year ended December 31, 2005 and the related reports of the Company’s independent registered public accounting firm, nor the Company’s consolidated financial statements for the first fiscal quarter ended April 1, 2006, should be relied upon. The Company has discussed the matters relating to the accounting irregularities and errors with Deloitte & Touche LLP, the Company’s independent registered public accounting firm and is filing a Form 8-K with the SEC in connection with its restatement decision.

The Company expects that the effect of the restatement for the fiscal year ended December 31, 2005 will be to reduce reported net income from continuing operations per diluted share from $1.12 to between approximately $1.05 and $1.07 per diluted share, and for the first fiscal quarter ended April 1, 2006 to reduce reported net income per diluted share from $0.34 to between approximately $0.28 and $0.30 per diluted share.

Warnaco believes that the matters causing the restatements have been identified and that management has taken appropriate corrective action. However, because the Audit Committee and its advisors have not fully completed their investigation, the Company’s analysis of the restatement adjustments has not been finalized. Accordingly, the estimated restatement amounts disclosed above remain preliminary, unaudited and subject to adjustment, possibly by amounts that could be material individually or in the aggregate. In addition, it is possible that the Company may identify additional new issues which could also impact its previously issued financial statements and the scope of the restatements described in this press release. In the event that new issues requiring restatement arise, it is possible that such additional adjustments could be material individually or in the aggregate.

Additionally, in connection with the Company’s investigation, three employees in the Chaps® menswear division, who are not “Executive Officers” as defined by the rules of the SEC, have either resigned or been terminated.

Joe Gromek, Warnaco’s President and Chief Executive Officer, said, "Warnaco is committed to maintaining an internal culture and external reputation for practicing the highest standards in all of our business affairs and has zero tolerance for violations of our Code of Business Conduct and Corporate Ethics. We are deeply disappointed by the recent events at our Chaps menswear division and believe, based on information provided to date by the outside counsel to the Audit Committee and forensic accountants, that the inappropriate behavior was confined to that division. We remain confident in the potential of our brands and the prospects for our businesses."

The Company has evaluated the impact of the restatements of the previously issued financial statements on the Company’s assessments of the effectiveness of its internal control over financial reporting as of the applicable periods, and concluded that material weaknesses existed in the Company’s internal control over financial reporting for the second and first fiscal quarters of 2006 and the fiscal year ended December 31, 2005. Such assessment will be included in the Company’s quarterly report for the quarter ended July 1, 2006, which the Company expects to file with the SEC on August 15, 2006, and in amendments to the Company’s annual report for the fiscal year ended December 31, 2005 and quarterly report for the quarter ended April 1, 2006, which the Company expects to file with the SEC shortly thereafter. A material weakness, as defined by the Public Company Accounting Oversight Board, is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on this definition, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting.

In connection with the restatements, the Company is seeking a waiver of certain technical defaults under its credit agreement. Although no assurances can be given, based on conversations with the agent for the lenders, the Company is confident that it will obtain the waiver in a timely fashion.

Second Quarter Information

Warnaco announced it will release results for the second fiscal quarter ended July 1, 2006 after the market closes on Monday, August 14, 2006. The Company expects, based on information currently available, that earnings for the second quarter of fiscal 2006 will be in the range of approximately $0.06 to $0.08 per diluted share. The Company notes that these results include the operations of the Calvin Klein Jeans and related businesses in Europe and Asia (the “CKJEA Business”), which were acquired on January 31, 2006. Last year, the Company reported earnings for the second quarter ended July 2, 2005 of $0.14 per diluted share. The Company also expects, based on information currently available, that revenues for the second quarter of fiscal 2006, including the CKJEA Business, will be approximately 20% above reported revenues for the second quarter of fiscal 2005, with approximately 3% growth in the Company’s pre-acquisition businesses.

The Company will hold its second quarter fiscal 2006 earnings conference call at 4:30 p.m. EDT on Monday, August 14, 2006 to discuss its results. Stockholders and other persons are invited to listen to the call. To participate, dial (877) 692-2592, approximately five minutes prior to the 4:30 p.m. EDT start time. The call will also be webcast and can be accessed via the investor relations page of Warnaco’s website at www.warnaco.com. For those unable to participate, a replay of the webcast will be available following the conference call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men’s and women’s sportswear and accessories under such owned and licensed brands as Warner’s®, Olga®, Lejaby®, Body Nancy Ganz(tm), Speedo®, Anne Cole®, Op®, Ocean Pacific®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, J. Lo by Jennifer Lopez® lingerie, Nautica® swimwear, Michael Kors® swimwear and Calvin Klein® men’s and women’s underwear and sportswear, men’s, women’s, junior women’s and children’s jeans and accessories and women’s and juniors’ swimwear.

FORWARD-LOOKING STATEMENTS

This press release, the call scheduled for August 14, 2006, as well as certain other written, electronic and oral disclosure made by the Company from time to time, contains “forward-looking statements” within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company’s dependence on a limited number of customers; the effects of the consolidation of the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; disruptions in the Company’s operations caused by difficulties with new systems infrastructure; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the failure of newly acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of the acquisition); and such newly acquired business being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.